Exhibit 10.5

LICENSE AGREEMENT

This License Agreement (the “Agreement”), is entered into as of the October 31, 2019, by and between GAMCO Investors, Inc., a Delaware corporation (“Licensor”), and G.research, LLC, a Delaware limited liability company (“Licensee” and, together with Licensor, the “Parties”), and the Parties agree as follows:

ARTICLE 1

BACKGROUND AND DEFINITIONS

1.1          Licensor has adopted, is using, and is the owner of certain rights, title and interests in the Licensed Marks (as defined in Section 1.4).

1.2          Licensee desires to use the Licensed Marks in connection with the Licensed Services (as defined in Section 1.5).

1.3          Licensor desires to license the Licensed Marks to Licensee to be used in connection with the Licensed Services subject to the terms and conditions set forth in this Agreement.

1.4          “Licensed Marks” means all right, title and interest of Licensor in the phrase Private Market Value with a Catalyst™ which is a valuable service mark that represents a fundamental research methodology developed by Licensor.

1.5          “Licensed Services” means the institutional research services carried out by the Licensee and ancillary activities reasonably related thereto.

ARTICLE 2

LICENSE GRANT AND CONDITIONS OF LICENSED USE

2.1          Licensor hereby grants Licensee a non-exclusive, non-transferable, non-sublicensable license, during the term of this Agreement, to use and display the Licensed Marks in the United States and in such other jurisdictions, if any, as Licensee shall reasonably require in order to conduct its business, provided that use in such other jurisdictions are consented to in writing by the Licensor (such consent not to be unreasonably withheld), in connection with the Licensed Services.

2.2          The license granted herein share be royalty free.

2.3          The Licensed Marks shall remain the exclusive property of Licensor and nothing in this Agreement shall give Licensee any right or interest in the Licensed Marks except the licenses expressly granted in this Agreement.

2.4          All of Licensor’s rights in and to the Licensed Marks, including, but not limited to, the right to use and to grant others the right to use the Licensed Marks, are reserved by Licensor.

2.5          No license, right, or immunity is granted by either Party to the other, either expressly or by implication, or by estoppel, or otherwise with respect to any trademarks, copyrights, or trade dress, or other property right, other than with respect to the Licensed Marks in accordance with Section 2.1.

2.6          All use of the Licensed Marks by Licensee, and all goodwill associated with such use, shall inure to the benefit of Licensor.

2.7          Licensee acknowledges that Licensor is the sole owner of all right, title and interest in and to the Licensed Marks, and that Licensee has not acquired, and shall not acquire, any right, title or interest in or to the Licensed Marks except the right to use the Licensed Marks in accordance with the terms of this Agreement.

2.8          Licensee shall not register the Licensed Marks in any jurisdiction without Licensor’s express prior written consent, and Licensor shall retain the exclusive right to apply for and obtain registrations for the Licensed Marks throughout the world.

2.9          Licensee shall not challenge the validity of the Licensed Marks, nor shall Licensee challenge Licensor’s ownership of the Licensed Marks or the enforceability of Licensor’s rights therein.

2.10        Licensee shall use the Licensed Marks in a form which is in accordance with sound trademark practice so as not to weaken the value of the Licensed Marks. Licensee shall use the Licensed Marks in a manner that does not derogate, based on an objective business standard, Licensor’s rights in the Licensed Marks or the value of the Licensed Marks, and shall take no action that would, based on an objective standard, interfere with, diminish or tarnish those rights or value.

2.11        Licensee agrees to cooperate, at Licensor’s expense for any out-of-pocket costs incurred by Licensee, with Licensor’s preparation and filing of any applications, renewals or other documentation necessary or useful to protect and/or enforce Licensor’s intellectual property rights in the Licensed Marks and agrees to the following.

(a)          Licensee shall notify Licensor promptly of any actual or threatened infringements, limitations or unauthorized uses of the Licensed Marks of which Licensee becomes aware.

(b)          Licensor shall have the sole right, though it is under no obligation, to bring any action for any past, present and future infringements of its intellectual property rights in the Licensed Marks.

(c)          Licensee shall cooperate with Licensor, at Licensor’s expense for any out-of-pocket costs incurred by Licensee, in any efforts by Licensor to enforce its rights in the Licensed Marks or to prosecute third party infringers of the Licensed Marks.

(d)          Licensor shall be entitled to retain any and all damages and other monies awarded or otherwise paid in connection with any such action.

2.12        Licensee shall bear the exclusive responsibility to assure that any activities Licensee undertakes in connection with the use of the Licensed Marks comply with all applicable statutes, laws, ordinance, codes, regulations, rules or requirements of any government, governmental authority, regulatory agency or self-regulatory body wherever located.

ARTICLE 3

TERM AND TERMINATION

3.1          Either Party may terminate this Agreement upon 30 days prior written notice.

3.2          Upon termination of this Agreement, Licensee shall immediately cease all use of the Licensed Marks.

ARTICLE 4

GENERAL PROVISIONS

4.1          Indemnification. Licensee, at Licensee’s own expense, shall indemnify, hold harmless and defend Licensor, its affiliates, successors and assigns, and its and their directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability (including attorneys’ fees and costs), to the extent that the foregoing (a) results from a material breach, or is based on a claim that, if true, would be a material breach, of this Agreement by Licensee, or (b) is based upon Licensee’s use of the Licensed Marks other than in accordance with this Agreement.

4.2          LIMITATION OF WARRANTY AND LIABILITY. LICENSOR DOES NOT MAKE WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, RELATED TO OR ARISING OUT OF THE LICENSED MARK OR THIS AGREEMENT.

(a)          LICENSOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE, AND ALL OTHER WARRANTIES THAT MAY OTHERWISE ARISE FROM COURSE OF DEALING, USAGE OF TRADE OR CUSTOM.

(b)          IN NO EVENT SHALL LICENSOR OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, LICENSORS, SUPPLIERS OR OTHER REPRESENTATIVES BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF GOODWILL, COMPUTER FAILURE OR MALFUNCTION OR OTHERWISE, ARISING FROM OR RELATING TO THIS AGREEMENT OR THE LICENSED MARK, EVEN IF LICENSOR IS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the failure of essential purpose of any remedies available to either party.

4.3          Non-Transferable Agreement Licensee may not assign this Agreement and/or any rights and/or obligations hereunder without the prior written consent of Licensor and any such attempted assignment shall be void.

4.4          Remedies. Licensee acknowledges that a material breach of its obligations under this Agreement would cause Licensor irreparable damage. Accordingly, Licensee agrees that in the event of such breach or threatened breach, in addition to remedies at law, Licensor shall have the right to seek to enjoin Licensee from the unlawful and/or unauthorized use of the Licensed Marks and seek other equitable relief to protect Licensor’s rights in the Licensed Marks.

4.5          Integration. This Agreement contains the entire agreement of the Parties. No promise, inducement, representation or agreement, other than as expressly set forth herein, has been made to or by the Parties hereto. All prior agreements and understandings related to the subject matter hereof, whether written or oral, are expressly superseded hereby and are of no further force or effect.

4.6          Binding Agreement. This Agreement shall be binding upon the Parties’ permitted assigns and successors and references to each Party shall include such assigns and successors.

4.7          Amendment. This Agreement cannot be altered, amended or modified in any respect, except by a writing duly signed by both Parties.

4.8          No Strict Construction. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. Headings are for reference only and shall not affect the meaning of any of the provisions of this Agreement.

4.9          Waiver. At no time shall any failure or delay by either party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver of same.

4.10          Governing Law; Jurisdiction; Service of Process. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction).  Each Party hereto irrevocably submits to the jurisdiction of the state and federal courts located in New York, in any action or proceeding arising out of or relating to this Agreement, and each Party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in any such court; provided, however, that matters which are under the exclusive jurisdiction of the federal courts shall be brought in the Federal District Court for the District of New York.  Each Party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement, and each Party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

4.11        Attorney’s Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing party shall be entitled to recover from the other party upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

4.12        Relationship of the Parties. Nothing in this Agreement will be construed as creating a joint venture, partnership, or employment relationship between Licensor and Licensee. Neither Party will have the right, power or implied authority to create any obligation or duty on behalf of the other Party.

4.13        Notices. Unless otherwise specified in this Agreement, all notices shall be in writing and delivered personally, mailed, first class mail, postage prepaid, or delivered by confirmed electronic or digital means, to the addresses set forth at the beginning of this Agreement and to the attention of the undersigned. Either Party may change the addresses or addressees for notice by giving notice to the other. All notices shall be deemed given on the date personally delivered, when placed in the mail as specified or when electronic or digital confirmation is received.

4.14        Counterparts. This Agreement may be executed in counterparts, by manual or facsimile signature, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

GAMCO INVESTORS, INC.,

/s/ Kevin Handwerker
Name: Kevin Handwerker
Title: General Counsel

G.RESEARCH, LLC

/s/ Vincent M. Amabile, Jr.
Name: Vincent M. Amabile, Jr.
Title: President

[Signature Page to License Agreement]